NUMBER                                 IFF[LOGO]                        SHARES
CU

COMMON STOCK                                                        COMMON STOCK

                    INTERNATIONAL FLAVORS & FRAGRANCES INC.

        -----INCORPORATED UNDER THE LAWS OF THE STATE OF NEW YORK.-----

                                                               CUSIP 459506 10 1

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This Certifies that






is the owner of
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          FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

                             [CERTIFICATE OF STOCK]

International Flavors & Fragrances Inc., transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney on surrender of this certificate property endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


                                                   Dated

/s/  STEPHEN C. BLOCK                              /s/  RICHARD A. GOLDSTEIN
------------------------                           --------------------------
     Stephen C. Block                                Richard A. Goldstein
     Secretary                                       Chairman


NOTE:
FOR EXPLANATION OF CERTAIN ABBREVIATIONS, SEE REVERSE SIDE OF THIS CERTIFICATE

COUNTERSIGNED AND REGISTERED:
           THE BANK OF NEW YORK
                (NEW YORK)           TRANSFER AGENT
BY                                    AND REGISTRAR

                               AUTHORIZED SIGNATURE

                    INTERNATIONAL FLAVORS & FRAGRANCES INC.

     The Restated Certificate of Incorporation as amended includes the following provisions:
"NINTH:***

     "(4) Any director may be removed with cause by the affirmative vote of at least two-thirds (2/3) of the whole Board of Directors of the Corporation or may be removed with or without cause by the stockholders as provided in the By-laws of the Corporation. Any vacancy in the Board of Directors of the Corporation arising from any cause shall be filled for the unexpired portion of the term by the affirmative vote of at least two-thirds (2/3) of the whole Board of Directors or by the stockholders as provided in the By-laws of the Corporation."

                                     * * *

"TENTH:

     Each holder of any equity or voting shares, as such terms are defined in
Section 39 of the New York Stock Corporation Law, of any class of Corporation shall have the preemptive right to purchase equity or voting shares of the Corporation or any shares, notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase its equity or voting shares, in any and all cases, notwithstanding the provisions of Section 39(4) of the New York Stock Corporation Law, except as may otherwise be determined by the affirmative vote of at least two-thirds (2/3) of the whole Board of Directors, and except that such preemptive right shall not apply upon the issuance of equity or voting shares by the Corporation upon the exercise of stock options or upon the surrender of scrip certificates outstanding as of the date of this Restated Certificate of Incorporation."

     The following abbreviations, when used in the inscription on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common            UNIF GIFT MIN ACT--.....Custodian......
TEN ENT--as tenants by the entireties                       (Case)       (Minor)
JT TEN --as joint tenants with right of                     under Uniform Gifts
         survivorship and not as tenants                    to Minors Act.......
         in common                                                (State)

    Additional abbreviations may also be used though not in the above list.

       For value received, __________ hereby sell assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   INDENTIFYING NUMBER OF ASSIGNEE
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            (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

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------------------------------------------------------------------------- shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated _________________________


                                        ----------------------------------------
                                        NOTICE:   THE SIGNATURE TO THIS
                                                  ASSIGNMENT MUST CORRESPOND
                                                  WITH THE NAME AS WRITTEN UPON
                                                  THE FACE OF THE CERTIFICATE IN
                                                  EVERY PARTICULAR, WITHOUT
                                                  ALTERATION OR ENLARGEMENT OR
                                                  ANY CHANGE WHATEVER.

Signature(s) Guaranteed:


------------------------------------------------
THE SIGNATURES(S) SHOULD BE GUARANTEED BY AN
ELIGIBLE GUARANTOR INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND
CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED
SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT
TO S.E.C. RULE 17Ad-15.

Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement, dated as of March 21, 2000 (as such may be amended from time to time, the "Rights Agreement"), between International Flavors & Fragrances Inc. (the "Company") and The Bank of New York, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may become exercisable for securities or assets of the Company or securities of another entity, may be exchanged for shares of Common Stock or other securities or assets of the Company, may expire, may become void (if they are "Beneficially Owned" by an "Acquiring Person" or an Affiliate or Associate thereof, as such terms are defined in the Rights Agreement, or by any transferee or any of the foregoing) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge after the receipt of a written request therefor.